INDEMNIFICATION AGREEMENT
This Agreement is made this _________ day of ________, 20__ by and between Central Garden & Pet Company, a Delaware corporation (the “Company”) and _________ (“[Director][Officer]”).
W I T N E S S E T H:
WHEREAS, the Company has been advised that there can be no assurance that directors’ and officers’ liability insurance will continue to be available to the Company and [Director][Officer], and believes that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Company; and
WHEREAS, [Director][Officer] is unwilling to serve, or continue to serve, the Company as [a director][an officer] without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided; and
WHEREAS, the Company, in order to induce [Director][Officer] to serve or to continue to serve the Company, has agreed to provide [Director][Officer] with the benefits contemplated by this Agreement; and
WHEREAS, as a result of the provision of such benefits, [Director][Officer] has agreed to serve or to continue to serve as [a director][an officer] of the Company.
NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the [Director][Officer]’s continued service to the Company, the Company and [Director][Officer] hereby agree as follows:
1.Definitions. The following terms, as used herein, shall have the following respective meanings:
“Covered Amount” means Losses and Expenses which, in type or amount, are not insured under any directors’ and officers’ liability insurance maintained by the Company from time to time.
“Covered Act” means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by [Director][Officer] or any of the foregoing alleged by any claimant or any claim against [Director][Officer] solely by reason of him being a director or officer or other agent of the Company.
“Determination” means a determination, based on the facts known at the time, made by:

(i)	An award of a neutral arbitrator selected by the parties; or

(ii)	A final adjudication by a court of competent jurisdiction.
“Determined” shall have a correlative meaning.
“Excluded Claim” means any payment for Losses or Expenses in connection with any claim:

(i)	Based upon or attributable to [Director][Officer] gaining in fact any personal profit or advantage to which [Director][Officer] is not entitled; or

(ii)
For an accounting of profits in fact made from the purchase or sale by [Director][Officer] of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state law; or

(iii)	Resulting from [Director][Officer]’s knowing, fraudulent, dishonest or willful misconduct; or

(iv)	The payment of which by the Company under this Agreement is not permitted by applicable law; or

(v)	Which are not within the Covered Amount, i.e., which are insured in type and amount under any directors’ and officers’ liability insurance maintained by the Company from time to time.
“Expenses” means any reasonable expenses incurred by [Director][Officer] as a result of a claim or claims made against him for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals.
“Loss” means any amount which [Director][Officer] is legally obligated to pay as a result of a claim or claims made against him for Covered Acts including, without limitation, damages and judgments and sums paid in settlement of a claim or claims.
2.    Indemnification. The Company shall indemnify [Director][Officer] and hold him harmless from the Covered Amount of any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.
3.    Excluded Coverage.

(a)	The Company shall have no obligation to indemnify [Director][Officer] for and hold him harmless from any Loss or Expense which has been Determined to constitute an Excluded Claim.

(b)
The Company shall have no obligation to indemnify [Director][Officer] and hold him harmless for any Loss or Expense to the extent that [Director][Officer] is indemnified by the Company pursuant to the Company’s bylaws or otherwise indemnified.

4.    Indemnification Procedures.

(a)
Promptly after receipt by [Director][Officer] of notice of the commencement of or the threat of commencement of any action, suit or proceeding, [Director][Officer] shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof.

(b)
If, at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of [Director][Officer]. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of [Director][Officer], all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

(c)
To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable directors’ and officers’ liability insurance, or if a Determination is made that any Expenses arising out of such action, suit or proceeding will not be payable under the directors’ and officers’ liability insurance then in effect, the Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof; and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding with counsel satisfactory to [Director][Officer], upon the delivery to [Director][Officer] of written notice of its election so to do. After delivery of such notice, the Company will not be liable to [Director][Officer] under this Agreement for any legal or other Expenses subsequently incurred by [Director][Officer] in connection with such defense other than reasonable Expenses of investigation, provided that [Director][Officer] shall have the right to employ its counsel in any such action, suit or proceeding, but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at [Director][Officer]’s expense, provided further that if (i) the employment of counsel by [Director][Officer] has been previously authorized by the Company, (ii) [Director][Officer] shall have reasonably concluded that there may be a conflict of interest between the Company and [Director][Officer] in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, or (iv) [Director][Officer] necessarily had to consult with counsel or counsel had to act on [Director][Officer]’s behalf prior to the time that Company‑retained outside counsel was able to act, the fees and expenses of counsel shall be at the expense of the Company.

(d)
All payments on account of the Company’s indemnification obligations under this Agreement shall be made within sixty (60) days of [Director][Officer]’s written request therefor unless a Determination is made that the claims giving rise to [Director][Officer]’s request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company’s obligations to pay Expenses under Paragraph 4(c) of this Agreement prior to the final disposition of an action, suit or proceeding shall be made within twenty (20) days of [Director][Officer]’s written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Paragraph 4(e) of this Agreement.

(e)
[Director][Officer] agrees that he will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against [Director][Officer] in the event and only to the extent that a Determination shall have been made by a court in a final adjudication or by final and binding arbitration from which there is no further right of appeal that the [Director][Officer] is not entitled to be indemnified by the Company for such Expenses because the claim is an Excluded Claim or because [Director][Officer] is otherwise not entitled to payment under this Agreement.

5.    Settlement. The Company shall have no obligation to indemnify [Director][Officer] under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company’s prior written consent. The Company shall not settle any claim in any manner which would impose any obligation on [Director][Officer] without [Director][Officer]’s written consent. Neither the Company nor [Director][Officer] shall unreasonably withhold their consent to any proposed settlement.
6.    Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the [Director][Officer] may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after the [Director][Officer] ceases to serve the Company as [a director][an officer].
7.    Enforcement.

(a)	In any action for indemnification, the burden of proving that indemnification is not required under this Agreement shall be on the Company.

(b)
In the event that any action is instituted by [Director][Officer] under this Agreement, or to enforce or interpret any of the terms of this Agreement, [Director][Officer] shall be entitled to be paid all court and arbitrator’s costs and expenses, including reasonable counsel fees, incurred by [Director][Officer] with respect to such action, unless the court or an arbitrator determines that each of the material assertions made by [Director][Officer] as a basis for such action were not made in good faith or were frivolous.

(c)
[Director][Officer] may elect to submit any action under this Agreement to final and binding arbitration. Any reference to arbitration herein shall include the rights of the parties to move to vacate or confirm an arbitrator’s award under California law.

8.    Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.
9.    Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.
10.    Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that [Director][Officer] is [a director][an officer] of the Company and shall continue thereafter so long as Officer shall be subject to any possible Loss or Expense by reason of the fact that [Director was a director][Officer was an officer] of the Company.
11.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of [Director][Officer], who shall execute all documents and take all actions reasonably requested by the Company to implement such right of subrogation.
12.    Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of [Director][Officer]. In the event that the Company or any of its assets are sold or in the event that Company is merged with any other entity, the Company shall insure that a term and condition of the sale or merger shall be that all of Company’s obligations under this Agreement shall be assumed by the buyer or successor.
13.    Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto.
IN WITNESS WHEREOF, the Company and [Director][Officer] have executed this Agreement as of the day and year first above written.
CENTRAL GARDEN & PET COMPANY

By:
Name:
Title:

[DIRECTOR][OFFICER]